UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-12536	90-0093373
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders.

On June 19, 2015, China Recycling Energy Corporation, a Nevada corporation (the “Company”) held its 2015 Annual Meeting of Shareholders. A quorum was present at the meeting as required by the Fourth Amended and Restated Bylaws of the Company. The final voting results of the matters submitted to a shareholder vote at the meeting are as follows:

Proposal 1: Election of Directors

The following five individuals were elected to the Board of Directors of the Company to serve as directors until the 2016 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Guohua Ku	51,228,596	29,465	42,898	17,218,309
Albert McLelland	32,945,458	18,312,603	42,898	17,218,309
Yulong Ding	51,247,201	10,860	42,898	17,218,309
Cangsang Huang	51,247,729	10,332	42,898	17,218,309
Geyun Wang	51,244,374	13,687	42,898	17,218,309

Proposal 2: Approval and Ratification of the Appointment of MJF and Associates, APC as the Company’s Independent Registered Public Accounting Firm

The appointment of MJF and Associates, APC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved and ratified. There were 62,206,779 votes for the appointment, 536,717 votes against the appointment, 164,611 abstentions. No broker non-votes are counted.

Proposal 3: Approval of the China Recycling Energy Corporation Omnibus Equity Plan

The China Recycling Energy Corporation Omnibus Equity Plan (the “Plan”) was approved and ratified. There were 51,184,685 votes for the Plan, 83,007 votes against the Plan, 33,267 abstentions and 17,218,309 broker non-votes.

Proposal 4: Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes

51,163,996	128,856	8,107	17,218,309

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
(Registrant)
Dated: June 24, 2015	/s/ Jackie Shi
Jackie Shi Chief Financial Officer